Exhibit 5.1

DLA Piper UK LLP
3 Noble Street
London
EC2V 7EE
United Kingdom
DX 33866 Finsbury Square
T +44 20 7153 7144
F +44 (0) 20 7796 6666
W www.dlapiper.com

Motif Bio plc	Your reference
27/28 Eastcastle Street
London	Our reference
W1W 8DH
UKM/86431824.1

13 December 2017

Dear Sirs

1.                                      INTRODUCTION

1.1                               We have acted as English legal advisers to Motif Bio plc, a public limited company incorporated in England and Wales with company number 09320890 (the “Company”), in connection with a Form F-3 Registration Statement filed by the Company with the U.S. Securities and Exchange Commission on 13 December 2017 pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Registration Statement”), which:

1.1.1                                             registers the resale, from time to time, of up to 11,099,220 ordinary shares of one pence each in the capital of the Company (each an “Ordinary Share”), including 1,469,040 Ordinary Shares represented by 73,452 American depositary shares, which are to be issued to the Selling Shareholders (as such term is defined in the Registration Statement) upon the exercise of certain warrants as described in the “Resale Prospectus” part of the Registration Statement (the “Private Warrants”). For the purposes of this letter, the 11,099,220 Ordinary Shares to be issued upon the exercise of the Private Warrants shall be referred to as the “Secondary Shares”;  and

1.1.2                                             constitutes Post-Effective Amendment No. 1 on Form F-3 to the Company’s Registration Statement on Form F-1, Registration No. 333-212491, covering the offer and sale by the Company, from time to time, of up to 35,239,754 Ordinary Shares, including 24,058,040 Ordinary Shares represented by 1,202,902 American depositary shares, which are to be issued upon the exercise of certain warrants (the “IPO Warrants”) that were issued by the Company during its initial public offering in the United States and European placement, each of which were completed around 23 November 2016 (the “Offering”). For the purposes of this letter, the 71,633,248 Ordinary Shares issued pursuant to the Offering (whether in the form of American depositary shares or otherwise) shall be referred to as the “Offering Shares”; and the 35,239,754 Ordinary Shares to be

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issued upon the exercise of the IPO Warrants shall be referred to as the “IPO Warrant Shares”.

2.                                      DOCUMENTS EXAMINED

For the purpose of this letter, we have examined the following documents:

2.1                               the following parts of the Registration Statement: “Explanatory Note”, the section headed “The Offering” in the “Warrant Prospectus” and the section headed “Selling Shareholders” in the “Resale Prospectus”;

2.2                               copies of the certificate of incorporation, the re-registration documents for the Company’s re-registration from a private limited company to a public limited company, the articles of association and any resolutions and agreements that affect the constitution of the Company, each certified as being true and correct copies as at 13 December 2017 by a director of the Company;

2.3                               copies of:

2.3.1                                             written resolutions of the board of directors of the Company dated 13 November 2017 approving, inter alia, the allotment of certain of the Secondary Shares and the granting of certain of the Private Warrants;

2.3.2                                             minutes of a meeting of the board of directors of the Company held on 13 December 2017 approving, inter alia, the allotment of certain of the Secondary Shares;

2.3.3                                             minutes of a meeting of the board of directors of the Company held on 17 November 2016 approving, inter alia, the allotment of the Offering Shares and the IPO Warrant Shares;

2.3.4                                             minutes of a meeting of the board of directors of the Company held on 11 July 2016 approving, inter alia, the Offering;

2.3.5                                             minutes of a meeting of the board of directors of the Company held on 27 March 2015 approving, inter alia, the granting of certain of the Private Warrants;

2.3.6                                             resolutions passed by the members of the Company in a general meeting held on 22 June 2017 resolving, inter alia, to grant the directors of the Company general authority to allot Ordinary Shares and disapply statutory pre-emption rights up to a nominal amount of £394,318.16;

2.3.7                                             resolutions passed by the members of the Company in a general meeting held on 21 December 2016 resolving, inter alia, to grant the directors of the Company authority to allot Ordinary Shares and disapply statutory pre-emption rights up to a nominal amount of £313,938.23 with respect to various share options, warrants

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and convertible securities that have been granted by the Company (including certain of the Private Warrants);

2.3.8                                             resolutions passed by the members of the Company in a general meeting held on 1 August 2016 resolving, inter alia, to grant the directors of the Company authority to allot Ordinary Shares and disapply statutory pre-emption rights up to a nominal amount of £1,000,000 pursuant to the Offering; and

2.3.9                                             resolutions passed by the members of the Company in an annual general meeting held on 2 June 2016 resolving, inter alia, to grant the directors of the Company general authority to allot Ordinary Shares and disapply statutory pre-emption rights up to a nominal amount of £162,902,24, in each case certified as being true and correct as at 13 December 2017 by a director of the Company;

2.4                               a report of the results of a search of the public files of the Company held at Companies House carried out by our company search agents dated 11 December 2017 which includes copies of the certificate of incorporation, the re-registration documents for the Company’s re-registration from a private company to a public company, the articles of association and any resolutions and agreements that affect the constitution of the Company (“Company Search”); and

2.5                               a certificate addressed to us from a director of the Company dated 13 December 2017 and the documents annexed thereto (the “Certificate”).

3.                                      WINDING-UP SEARCH

3.1                               We have also made a telephone enquiry of the Central Registry of Winding-up Petitions carried out on 11 December 2017 in respect of the Company (“Winding-up Search”).

3.2                               Except as expressly stated in this letter, we have not, for the purposes of this letter, examined any corporate records of the Company or any contracts, instruments or other documents entered into by or affecting the Company and have not made any other enquiries concerning the Company.

4.                                      STATUS OF OPINION

This letter relates to matters governed by English law only and we express no opinion as to the laws of any other jurisdiction and none is to be implied. Our opinions are expressed on the basis of English law as it exists and is interpreted at the date of this letter. We undertake no responsibility to notify any change in English law which becomes effective after the date of this letter. This letter expresses no opinion on European Union law as it affects any jurisdiction other than England. We express no opinion as to matters of fact.

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5.                                      ASSUMPTIONS AND QUALIFICATIONS

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions)  to this letter and are subject to each of the qualifications set out in Schedule 2 (Qualifications) to this letter.

6.                                      OPINIONS

Subject to the matters set out in this letter and its Schedules and any matters not disclosed to us, it is our opinion that:

6.1                               the IPO Warrant Shares and the Secondary Shares, if and when allotted and issued, registered in the name of the recipient in the books and registers of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued; and

6.2                               the IPO Warrant Shares and the Secondary Shares will, subject to the receipt by the Company of valid consideration for the issue thereof in connection with the exercise of the relevant IPO Warrant or Private Warrant (as applicable), be fully paid or credited as fully paid and not be subject to any call for payment of further capital.

7.                                      LAW

This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and the courts of England and Wales shall have exclusive jurisdiction in respect of any disputes or other matters that arise out of or in connection with it.

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8.                                      DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This letter may not be relied upon by you or by any other person for any other purpose, and, other than as set out above,  may not be disclosed to any other person, nor may it be relied on in any other context, nor is it to be quoted or made public in any way without our prior written consent (which may be granted or withheld at our discretion).

Yours faithfully

/s/ DLA Piper UK LLP

DLA PIPER UK LLP

SCHEDULE 1:  ASSUMPTIONS

For the purposes of this letter we have assumed (without making any investigation) that:

a)             all documents submitted to us as originals are authentic, final and complete, all signatures, stamps and seals on the documents submitted to us are genuine and all documents submitted to us as copies are final and complete and conform to the original documents;

b)             where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

c)              the copies of the articles of association and any resolutions and agreements that affect the constitution of the Company in the form referred to in paragraph 2.2 and examined by us were, are and would remain complete, accurate and as at the date of the Offering, the date of this letter and up to the date(s) of the allotment and issue of the IPO Warrant Shares and the Secondary Shares (the “Allotment Date(s)”) and, without verifying this, we have assumed that those forms are identical to the copies contained in the Company Search;

d)             the resolutions of the board of directors of the Company referred to in paragraphs 2.3.1 to 2.3.5 (inclusive) above:

i.                  with respect to the resolutions referred to in paragraphs 2.3.2 to 2.3.5 (inclusive) were duly passed at a properly convened meeting of the board of duly appointed directors of the Company at which a quorum was present at all times and those directors attending acted in good faith throughout;

ii.               with respect to the resolution referred to in paragraph 2.3.1 was duly passed by all the directors of the Company by way of a written resolution of the board in accordance with the articles of association of the Company; and

iii.            have not been amended or rescinded, were in full force and effect as at the date of the Offering, are in full force and effect and will remain so as at the Allotment Date(s),

and that due disclosure has been made by each director of any interest they have in the transactions to which the allotment and issue of the Offering Shares, IPO Warrant Shares or the Secondary Shares relates in accordance with the provisions of sections 177 and 182 of the Companies Act 2006 and the articles of association of the Company and that no director has any such interest except to the extent permitted by the articles of association of the Company;

e)              the resolutions of the members of the Company referred to in paragraph 2.3.6 to 2.3.9 (inclusive) above:

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i.                  were duly passed at a properly convened general meeting of the members of the Company at which a quorum was present throughout; and

ii.               have not been amended or rescinded, were in full force and effect as at the date of the Offering, are in full force and effect and will remain so as at the Allotment Date(s);

f)               all statements contained in the Certificate are accurate and not misleading;

g)              the directors of the Company were duly authorised by the members of the Company to allot and issue the Offering Shares and to grant rights to subscribe for Ordinary Shares with respect to each of the Private Warrants, in each case on a non pre-emptive basis;

h)             the directors of the Company as at the time of the Allotment Date(s) will remain duly authorised by the members of the Company, to the extent required by the Companies Act 2006, to allot and issue the IPO Warrant Shares and the Secondary Shares on a non pre-emptive basis;

i)                 the Company has complied with all applicable laws to allot and issue the Offering Shares and the Company has received such amounts of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) as are necessary to pay fully the nominal value of the Offering Shares and any applicable share premium;

j)                on the Allotment Date(s), the Company will comply with all applicable laws to allot and issue the IPO Warrant Shares and/or the Secondary Shares  (as applicable) and the Company will receive such amounts of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) as are necessary to pay fully the nominal value of such IPO Warrant Shares and/or the Secondary Shares (as applicable) and any applicable share premium;

k)             there are no agreements, letters or other arrangements having contractual effect which modify the terms of, or affect, the allotment and issue of the Offering Shares, the IPO Warrant Shares or the Secondary Shares;

l)                 in relation to the Company Search and the Winding-up Search:

i.                  all documents, forms and notices which should have been delivered to the Registrar of Companies by or on behalf of the Company have been delivered;

ii.               the results of the Company Search and the Winding-up Search were complete, accurate and up to date at the time that they were obtained; and

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iii.            no additional matters would have been disclosed by any search undertaken at Companies House or enquiry made of the Central Registry of Winding-up Petitions in relation to the Company after the Company Search was obtained or, as the case may be, the Winding-up Search was carried out or by a search of any District Registry of the High Court in relation to the Company at any time;

m)         in relation to the Company and its members:

i.                  the allotment and issue of the Offering Shares, the IPO Warrant Shares and the Secondary Shares by the Company were or would be (as applicable) a proper use of the powers of its directors acting in accordance with their duties and in good faith and would most likely to promote the success of the Company for the benefit of its members as a whole; and

ii.               the allotment and issue of the Offering Shares, the IPO Warrant Shares and the Secondary Shares by the Company were or would be (as applicable) of material commercial benefit to the Company;

n)             the Company was solvent immediately after the allotment and issue of the Offering Shares and the grant of each Private Warrant and IPO Warrant, and would remain solvent immediately after each allotment and issue of the IPO Warrant Shares and the Secondary Shares (as applicable), and:

i.                  no steps have been taken by any person with a view to achieving the dissolution of the Company and the Company has not passed a resolution for voluntary winding up;

ii.               no petition has been presented, or order made, for the winding up of the Company;

iii.            no application has been made to court for an administration order or notice of an intention to appoint an administrator filed or given in relation to the Company;

iv.           no liquidator, receiver, receiver and manager, administrative receiver, administrator or similar officer has been appointed in relation to the whole Company or any part of its assets, rights or revenues;

v.              the Company is not unable or capable of being deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (for which purpose account is to be taken of its contingent and prospective liabilities);

vi.           no steps have been taken by any person to obtain a moratorium in relation to the Company;

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vii.        there is no composition or arrangement with the Company’s creditors in place, including (without prejudice to the generality of the foregoing) a voluntary arrangement under the Insolvency Act 1986 or a scheme of arrangement under the  Companies Act 2006 and there are no proposals for any such composition or arrangement to be entered into; and

viii.     no proceedings have been commenced under any law, regulation or procedure relating to the reconstruction or adjustment of the Company’s debts;

o)             the Company is not and will not be seeking to achieve any purpose not apparent from the Registration Statement which might render the Offering (including, without limitation, the allotment and issue of any IPO Warrant Share) or the granting of the IPO Warrants or the Private Warrants (including, without limitation, the allotment and issue of any Secondary Share) illegal or void;

p)             no Offering Shares, IPO Warrant Shares, Secondary Shares or rights to subscribe for any Offering Shares, IPO Warrant Shares or Secondary Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to any Offering Shares, IPO Warrant Shares or Secondary Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

q)             none of the Offering Shares, IPO Warrant Shares or Secondary Shares have been or will be offered to the public in the United Kingdom except in circumstances which do not require the publication by the Company of a prospectus pursuant to Part VI of FSMA;

r)                the Company has fully complied and will comply with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations; and

s)               without prejudice to the generality of paragraph 4 of this letter, there are no provisions of the laws of any jurisdiction outside England which:

i.                  would be contravened by the allotment and issue of any Offering Shares, IPO Warrant Shares or Secondary Shares; or

ii.               would otherwise have any implication for the opinions which we express.

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SCHEDULE 2:  QUALIFICATIONS

The opinions which are expressed in this letter are subject to the following qualifications:

a)             notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver or administrative receiver or administrator may not be filed with or scanned by the Registrar of Companies immediately and there may be a delay in the relevant notice appearing on the public file of the company concerned, in such circumstances, an examination of the Company Search would not reveal the existence of those matters;

b)             the Company Search is not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented or an administration application has been made or notice of intention to appoint an administrator has been given;

c)              a telephone search of the Central Registry of Winding-up Petitions (such as the Winding-up Search) has the following limitations:

i.                  it relates only to compulsory winding up and administration; and

ii.               it is not conclusively capable of revealing whether or not a petition in respect of a compulsory winding up has been presented or a notice of intention to appoint an administrator or a notice of appointment of an administrator has been filed or an application for an administration order made since:

a.              there may be a delay in notice of such a petition, notice or application being entered on the records of the Central Registry;

b.              such a petition, notice or application presented to a District Registry or a County Court may not have been notified to the Central Registry and so may not appear on the records at all;

iii.            the Central Registry, the London High Court, District Registries and County Courts are not able to guarantee that the information which they provide is up to date and accurate;

d)             with regard to the opinions expressed in paragraph 6.3 above that the Offering Shares are fully paid, we have relied solely upon statements to that effect in the relevant board resolutions, the returns filed by the Company at the Companies Registry and shareholders resolutions in connection with the issue of the Offering Shares (which statements

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we have assumed to be correct), and we have not carried out any further investigation thereof;

e)              it should be noted that the register of members of the Company shows the legal ownership of the Company’s shares but is not required to record the beneficial ownership of such shares or any trust affecting them nor the existence of any mortgage, charge, pledge, lien or other encumbrance or adverse interest; accordingly we express no opinion on the beneficial ownership of the Company’s shares or on the existence or absence of any such other matters;

f)               for the purposes of this letter we have not investigated and make no comments with regard to the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or whether any material facts have been omitted from it;

g)              we express no opinion as to financial and accounting matters or the taxation consequences of the Offering;

h)             we express no other opinion in relation to any other aspect of the Offering; and

i)                 the opinions expressed in this letter are strictly limited to the matters stated herein and do not apply by implication to other matters.